Exhibit 10.1

MANAGEMENT SERVICES AGREEMENT

MANAGEMENT AGREEMENT (this "Agreement"), dated as of February 1, 2015, between Industrial Management LLC, a Colorado limited liability company ("IM"), and RMR IP, Inc., a Nevada corporation (the "Company").

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Services. During the term of this Agreement, IM will provide such services to the Company, all of its Subsidiaries and affiliated entities as the Company shall reasonably request which shall include assistance in operational and administrative matters, identifying, analyzing, and structuring growth initiatives, and potential strategic acquisitions.

Section 2. Compensation. In consideration of the services provided in accordance with Section 1 above, the Company shall compensate IM as follows:

(a)                Management Fee. An annual cash management fee (the "Management Fee") in an amount equal to the greater of 2% of the Company's annual gross revenues as shown on the Company's audited financial statements each year or $1,000,000. The Management Fee shall be paid promptly following completion of each annual audit, but no later than ninety days past the prior year's annual audit.

(b)               Royalty Fee Assignment. IM shall have the option to be assigned all available royalties from the Company’s mineral holdings, leases or interests greater than 75% of Net Revenue Interest (as defined below) for all mineral rights or production of minerals. This royalty assignment will follow the title of the property as is customary in transactions of this kind. Accrual of Royalties will be subject to Section 1 (d) and begin immediately following the acquisitions of producing properties and/or development leading to production.

(c)                Development Fee. A cash development fee with respect to any capital project incurred by the Company or Subsidiary (as defined below) equal to 2% of total project costs.

(d)               Compensation in lieu of Cash. At IM’s sole discretion it may choose to accept convertible preferred stock of the Company or any of its affiliated entities in lieu of cash for some or all of the fees set forth in Section 1(a) through (c) above (the “Preferred Stock”) The Preferred Stock will (i) provide for a 15% dividend accruing quarterly, (ii) may be in more than one series and be convertible into either the Company’s Class A Common Stock or Class B Common Stock (as applicable) at a conversion price equal to fifty percent of the Market Price of the applicable Class B Common Stock on the business day immediately preceding the date of Preferred Stock issuance, (iii) be callable for cash for a period of six months following the date of issuance; provided, however, that if called, IM shall have the option to convert the called Preferred Stock into either the Company’s Class A Common Stock or Class B Common Stock (as applicable) at a conversion price equal to sixty-six and two thirds percent of the Market Price for the applicable Class B Common Stock on the business day immediately preceding the date of Preferred Stock issuance, and (iv) include a Blocker Provision (as defined below). IM shall have customary registration rights with respect to any shares of common stock into which the above-described Preferred Stock is converted (“Conversion Shares”) in accordance with the registration rights agreement required to be entered into pursuant to Section 3 of this Agreement. IM may establish a 10b5-1 trading plan pursuant to which it may sell any or all of the Conversion Shares or subject to compliance with securities laws, IM may distribute any or all of its Conversion Shares to its owners or employees.

(e)                Expense Reimbursement. Reimbursement of documented and reasonable out-of-pocket expenses incurred in connection with IM’s performance of its duties hereunder, including but not limited to (i) expenses of third party legal, accounting, tax and other advisors or consultants, (ii) postage, courier and other direct office expenses, and (iii) travel and entertainment expenses.

Section 3. Certain Definitions. For purposes of this Agreement, the following terms shall have the definitions ascribed to them below:

(a) "Market Price" means the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market or the NYSE (or any successors to any of the foregoing), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (ii)  if the Common Stock is then quoted on the OTCQX or OTCQB Marketplace, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTCQX or OTCQB Marketplace, (iii) if the Common Stock is not then listed or quoted for trading on the OTCQX or OTCQB Marketplace and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the holder(s) of a majority of the Warrant, the fees and expenses of which shall be paid by the Company.

(b) “Net Revenue Interest” means funds received from the production of oil or gas, and other minerals, free of costs, except taxes.

(c) “Blocker Provision” means a provision contained in the rights of the Preferred Stock class which prohibits conversion of the Preferred Stock if the conversion would require a vote of the Company’s stockholders pursuant to any applicable NYSE or NASDAQ rules, including because it would result in the holder(s) beneficially owning (as determined in accordance with Section 13(d)) in excess of 19.99% of all of the Common Stock (of the applicable publicly listed entity) outstanding at such time, which provision may be waived only upon (i) the holder providing the issuer of the Preferred Stock with 61 days' notice that the holder would like to waive the Blocker Provision, and (ii) approval of the waiver of the Blocker Provision by the stockholders of such issuer , with regard to any or all shares of Common Stock issuable upon conversion of the Preferred Stock.

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Section 4. Representations and Warranties.

(a)                The Company Understands Agreement. The Company represents and warrants that it has read and understands each provision of this Agreement and has freely and voluntarily entered into it. The Company further represents and warrants that it has had sufficient opportunity to consult legal and other counsel of its choice regarding its review of and entry into this Agreement.

(b)               The Company May Enter Into The Agreement. The Company represents and warrants to IM that it can engage an independent contractor and has full right and power to enter into and perform this Agreement.

(c)                Limitations to Obligations of IM. As a material inducement to IM to enter into this Agreement, the Company represents and warrants the following:

(1)               IM will not be required to engage in any negotiation(s) for the sale of any securities of the Company or its affiliates with any of the potential Investors;

(2)               IM may limit its duties in connection with any of the Services to the offering of strategic financial guidance and advice, and shall not be required or allowed to perform anything more than ministerial functions, such as introducing or arranging meetings between potential investors and the Company;

(3)               The Company will not involve IM in the negotiation or establishment of the terms of any investment in the Company or its affiliates;

(4)               The Company will not require IM to advise it or a Potential Third Party as to the value of the Company or the securities potentially being offered; and

(5)               IM will not be required to discuss, either orally or in writing, with the Potential Third-Parties any details of any potential securities to be sold by the Company, or otherwise make recommendations to the Potential Third-Parties to purchase any securities of the Company.

(d)               Broker-Dealer Status. The Company and IM represent and warrant that they acknowledge and fully understand that Section 15(a) of the Securities and Exchange Act of 1934 generally requires any person who effects securities transactions through U.S. jurisdictional means to register with the Securities and Exchange Commission (the “SEC”) as a broker-dealer. The Company further represents and warrants that it acknowledges and understands that IM has not registered as a broker-dealer with the SEC, the Financial Industry Regulatory Association (“FINRA”), or any state securities agency. IM further represents and warrants that (a) IM is under no obligation to register as a broker-dealer with the SEC, FINRA, or any state securities agency; and (b) IM’s performance of the Services described herein will not require IM to register as a broker-dealer with the SEC, FINRA, or any state securities agency.

(e)                Reliance on Representations. The Company hereby understands and acknowledges that IM’s entry into this Agreement is specifically contingent on the representations and warranties set forth in this Section 4, and IM would not enter this Agreement absent these representations and warranties. Further, IM hereby specifically prohibits the Company from taking any action, or requiring IM to take any action, directly or indirectly, described in this Section 4, and in the event that the Company engages in, or asks IM to engage in, any of the aforesaid activities, then IM may immediately terminate this Agreement.

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Section 5. Registration Rights. The Company and IM shall enter into the Registration Rights Agreement in the form of Exhibit A simultaneously with entering into this Agreement.

Section 6. Information. The Company will provide IM with reasonable access to the Company's officers and employees and its financial and business records, financial statements and other information, to enable IM to perform its services hereunder.

Section 7. Acknowledgement of Ownership of Industrial Management LLC. The Company acknowledges that Gregory M. Dangler, its President and Chad Brownstein, Chief Executive Officer, each have an ownership interest in IM.

Section 8. No Liability.

(a)                None of IM, any of its affiliates or any of their respective principals, officers, directors, members, stockholders, agents or employees (each, an "Indemnified Party") shall have any liability to the Company for any services provided pursuant to this Agreement, except as may result from such Indemnified Party's gross negligence or willful misconduct.

(b)               The Company hereby agrees to indemnify each Indemnified Party from and against all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable fees, expenses and disbursements of attorneys, experts, personnel and consultants reasonably incurred by the Indemnified Party in any action or proceeding between the Companies and the Indemnified Party or between the Indemnified Party and any third party, or otherwise) based upon, arising out of or otherwise in respect of this Agreement or any Indemnified Party's equity interest in the Company.

Section 9. Confidential and Proprietary Information. IM acknowledges and agrees that in the performance of the Services, it may learn about, acquire, have access to, be provided with, develop, generate, and/or have possession, custody or control of information, data, records and materials confidential and proprietary to the Company, the use or disclosure of which would cause the Company substantial loss and damage, including, but not limited to: client or customer or prospect names, address, lists and other information; marketing plans, proposals or strategies; promotional plans, proposals or strategies; policies or procedures; software programs, computer disk drives and databases; business forecasts or plans or strategies; financial information; internal records or files; product information; business methods; and other such information which relates to the Company’s business and operations, as applicable; which is not available generally to the public and which has been developed or acquired by the Company with considerable effort and expense (hereinafter referred to collectively as “Confidential and Proprietary Information”). IM acknowledges and agrees that to the extent its performance of the Services brings it into contact with, provides it access to, or permits it to become informed of Confidential and Proprietary Information, it shall be under an obligation to maintain the strictest confidentiality of all Confidential and Proprietary Information at all times during and after the term of this Agreement, and not to, directly or indirectly, at any time, in any fashion, form, or manner whatsoever, disclose, divulge, reveal or communicate the same to any entity or person, or retain or use the same in any manner whatsoever, except (a) in the performance of the Services hereunder acting upon the express authorization of the Company and under the terms and conditions specified by the Company, or (b) in connection with the enforcement of its rights under this Agreement, in which case IM shall use commercially reasonable efforts to minimize the extent of such disclosure. This Section 9 is not intended to restrict and does not restrict IM from disseminating or using any:

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a.	information that is published or available to the general public (other than as a result of an improper or unauthorized disclosure by IM or some other person or entity);

b.	information that is obtainable from a third party having the right to disclose such information without restriction; or

c.	information required by any court or other administrative entity with the legal authority to so require, provided that IM notifies the Company sufficiently to enable the Company to protect the confidentiality of such information through protective order or other administrative remedy.

Section 9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed delivered upon personal delivery, facsimile transmission or the next business day if by recognized overnight courier service, in each case as follows:

(a)	if to the Company:

9595 Wilshire Blvd., Suite 310

Beverly Hills, CA 90212

Attention: Gregory M. Dangler

email: gdangler@rmrholdings.com

if to Industrial Management LLC:

9595 Wilshire Blvd., Suite 310

Beverly Hills, CA 90212

Attention: Chad Brownstein

email: chad@ctbmgt.com

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

Section 10. Governing Law; Submission to Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF COLORADO.

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Section 11. Termination; Amendment. This Agreement may be terminated by either party upon 30 days written notice. The provisions of Section 8 shall survive any termination of this Agreement. No termination of this Agreement, whether pursuant to this paragraph or otherwise, will affect the obligations of the Company with respect to earned and accrued fees, costs and expenses incurred by IM in rendering services hereunder and not paid or reimbursed by the Company as of the effective date of such termination. This Agreement may not be amended or modified except by a writing signed by IM and the Company.

Section 12. Independent Contractor. In the performance of the Services hereunder, it is mutually understood and agreed that IM shall be, and at all times shall act and perform as, an independent contractor to, and not as an employee or partner of, the Company. Neither IM nor any of its employees, subcontractors or agents is or shall be deemed to be an employee or partner of the Company for any purpose.

Section 13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 14. No Third Party Rights. Except as expressly provided herein, the provisions of this Agreement are solely for the benefit of IM and the Company, and no other Person, will have any right or claim against the IM or the Company by reason of this Agreement or any provision hereof or be entitled to enforce any provision of this Agreement.

Section 15. Integration. This Agreement, together with the Registration Rights Agreement, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings with respect to the subject matter.

Section 16. Severability. If one or more terms or provisions of this Agreement are declared invalid, illegal or unenforceable by a court or any other tribunal of competent jurisdiction, such term or provision shall be limited or eliminated only to the extent of such invalidity and without rendering invalid or unenforceable the remaining provisions of this Agreement.

Section 17. Counterparts. This Agreement may be executed in counterparts, including by the exchange of copies of originally executed counterpart signature pages delivered by facsimile or as a PDF file by e-mail, all of which taken together, shall be deemed one original.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Industrial Management LLC

By:	/s/ Chad Brownstein
Chad Brownstein, Manager

RMR IP, INC.

By:	/s/ Gregory M. Dangler
Gregory M. Dangler, President

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Exhibit A

Form of Registration Rights Agreement

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